SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

                    GAMCO INVESTORS, INC.
                                 5/30/02            3,100             5.9000
                                 5/28/02              800             6.0000
                                 5/24/02              200             5.9000
                                 5/10/02            5,000             5.7100
                                 5/03/02            5,000             5.0500
                                 5/03/02           14,500             4.8434
                                 4/15/02            3,000-            4.2700
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 4/10/02            1,000-            4.7000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.